Exhibit 99.4


                              musicmaker.com, Inc.
                        c/o Barington Capital Group, L.P.
                               888 Seventh Avenue
                                   17th Floor
                            New York, New York 10019



                                               October 15, 2001



VIA FACSIMILE, FEDERAL EXPRESS,
-------------------------------
REGISTERED MAIL AND COURIER
---------------------------
Robert G. Flynn, Secretary
Gerald W. Kearby, President and Chief Executive Officer
Liquid Audio, Inc.
800 Chesapeake Drive
Redwood City, California 94063

Robert G. Flynn, Secretary
Gerald W. Kearby, President and Chief Executive Officer
Liquid Audio, Inc.
c/o The Corporation Trust Company
1209 Orange Street
Wilmington, DE  19801


      Notice to the Secretary: Demand for a Special Meeting and Stockholder List
      --------------------------------------------------------------------------


Dear Mr. Flynn and Mr. Kearby:


      The undersigned, which is the stockholder of record of an aggregate of 1,000 shares of common stock, par value $.001 per share (the "Common Stock"), of Liquid Audio, Inc., a Delaware corporation (the "Company"), hereby demands the following (each, a "Demand"):

      1. That a special meeting of the stockholders of the Company be called for 12:00 PM, Eastern Standard Time, on November 27, 2001 (the "Special Meeting") to consider the following proposals:

            A. To elect Seymour Holtzman to fill the existing vacancy on the Company's Board of Directors (the "Board").

            B. To the extent permitted by law, to replace the two directors currently on the Board whose term expires in 2002 with the following persons nominated by the undersigned:

                  (1)   James A. Mitarotonda, and

                  (2)   Joseph R. Wright, Jr.

            C. To amend Section 3.4 of the Company's Restated Bylaws to add a sentence at the end thereof as follows: "Notwithstanding anything to the contrary in this Section 3.4, vacancies on the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may not be filled by the directors but may only be filled by the stockholders."


      2. That you cause notice of the Special Meeting to be promptly given to the Company's stockholders entitled to vote in accordance with the second paragraph of Section 2.3 of Article II of the Company's Restated Bylaws.

      3. That, pursuant to Section 220 of the Delaware General Corporation Law (the "DGCL"), the undersigned be given the opportunity to inspect, during the Company's usual business hours, the following records and documents of the Company and to make copies or extracts therefrom:

            A. A complete record or list of the Company's stockholders certified by its transfer agent, which record or list sets forth the name and address of each stockholder of the Company and the number of shares of Common Stock registered in the name of each stockholder of the Company as of the most recent practicable date.

            B. A magnetic computer tape or disc list of the Company's stockholders as of the most recent practicable date, which sets forth the name and address of each stockholder and the number of shares of Common Stock registered in the name of each stockholder, together with any computer processing information that may be relevant to the use of such computer tape or disc, and a printout of such magnetic computer tape or disc for verification purposes.

            C. All information in or which comes into the Company's possession or control, or which can reasonably be obtained from nominees of any central certificate depository system, concerning the number and identity of the actual beneficial owners of Common Stock, including a list of all owners who hold Common Stock in the name of Cede & Co. or other similar nominees and any respondent bank listings obtained pursuant to the requirements of Rule 14b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and a list or lists containing the name, address, and number of shares of Common Stock attributable to participants in any employee stock ownership, incentive, profit sharing, savings, retirement, stock option, stock purchase, restricted stock or other comparable plan of the Company in which the voting of shares held by such plan is made, directly or indirectly, individually or collectively, by participants in such plan.

            D. As promptly as practicable, any and all omnibus proxies and correspondent participant listings with respect to all nominees and respondent banks which are currently in effect.

            E. All lists, tapes, discs and other data in or which come into the possession or control of the Company, or which can reasonably be obtained pursuant to Rules 14b-1 and 14b-2 promulgated under the Exchange Act, which set forth the name and address of, and the number of shares owned by, each beneficial owner of Common Stock who has not objected to having his or her name disclosed (the "non-objecting beneficial owners" or "NOBO" list).

            F. A "stop transfer" list or stop list relating to the shares of Common Stock.

            G. All additions, changes and corrections to any of the information requested pursuant to paragraphs A through F from the date hereof until the undersigned requests termination of the transmission of such materials.

      The purpose of this Demand is to permit the undersigned to communicate with other stockholders of the Company on matters relating to their interests as stockholders, including but not limited to the composition of the Board.

      The undersigned agrees to bear the reasonable costs incurred by the Company in connection with the production of the requested materials.

      The undersigned hereby designates Kramer Levin Naftalis & Frankel LLP and its partners, employees and other persons designated by it acting together, singly or in any combination, to conduct the requested examination and copying of materials.

      Please advise Peter G. Smith of Kramer Levin Naftalis & Frankel LLP (Tel:
212-715-9401) as to the time and place that the requested information will be made available in accordance with this Demand. As you are no doubt aware, the DGCL requires your response to our requests in subsections A through F of this paragraph 3 within five business days of the date of delivery of this letter.

      Pursuant to Section 2.5 of Article II of the Bylaws, the undersigned hereby sets forth the following:

            1. The stockholder making the nominations set forth above in clauses A and B of Demand 1 is musicmaker.com, Inc.

            2. The address of musicmaker.com, Inc. is c/o Barington Capital Group, L.P., 888 Seventh Avenue, 17th Floor, New York, New York 10019.

            3. We hereby represent that musicmaker.com, Inc. is a stockholder of record entitled to vote at the Special Meeting.

            4. musicmaker.com, Inc. intends to appear in person at the Special Meeting.

            5. Information regarding each nominee and proposal which complies with Sections 2.5(c) and (d) of Article II of the Bylaws is set forth in Exhibits A through D attached hereto.

            6. Each nominee's consent to his nomination to serve as a director of the Company if so elected is included as Annex A.

      An affidavit relating to this Demand has been attached to this letter.

      Please acknowledge receipt of this letter and the enclosures by signing and dating the enclosed copy of this letter and returning the same to the undersigned in the enclosed envelope.


                                    Very truly yours,

                                    musicmaker.com, Inc.


                                    By: /s/  eymour Holtzman
                                        ----------------------------------------
                                    Name:  Seymour Holtzman
                                    Title: Chairman of the Board



                                    By: /s/  James Mitarotonda
                                        ----------------------------------------
                                    Name:  James Mitarotonda
                                    Title: President and Chief Executive Officer




RECEIPT ACKNOWLEDGED ON
October __, 2001
LIQUID AUDIO, INC.


By:
    -------------------------------
    Name:
    Title:

                                    AFFIDAVIT


STATE OF NEW YORK       )
                        )       ss.
COUNTY OF NEW YORK      )


        James Mitarotonda, having been duly sworn, deposes and says that he has executed this stockholder demand to which this Affidavit is attached and that the facts and statements contained in such demand are true and correct in all material respects.


/s/ James Mitarotonda
----------------------------------
James Mitarotonda


SWORN TO AND SUBSCRIBED BEFORE ME
THIS 12th DAY OF OCTOBER, 2001



----------------------------------
Notary Public

                                                                       Exhibit A



Seymour Holtzman
----------------

Mr. Holtzman, age 66, has been involved in the retail business for over 30 years. For many years he was the President and Chief Executive Officer of Jewelcor, Inc., formerly a New York Stock Exchange company that operated a nationwide chain of retail stores, and in addition, from 1986 to 1988, Mr. Holtzman was concomitantly the Chairman of the Board and Chief Executive Officer of Gruen Marketing Corp, an American Stock Exchange company involved in the nationwide distribution of watches. During the last five years, Mr. Holtzman has been the Chairman and Chief Executive Officer of Jewelcor Management, Inc., which is primarily involved in investment and management services; C.D. Peacock, Inc., a prominent Chicago, Illinois retail jewelry establishment; and S.A. Peck & Company, a retail and mail order jewelry company based in Chicago, Illinois. Mr. Holtzman is currently the Chairman of the Board of three public companies: Designs, Inc., Little Switzerland, Inc. and musicmaker.com, Inc. In addition, Mr. Holtzman is on the Board of Directors of Ambanc Holding Co., Inc., the holding company for Mohawk
Community Bank. Mr. Holtzman is a well-known shareholder activist who specializes in the banking industry and retail industry. He has been an investor in banks and savings and loans since 1972.

                                                                       Exhibit B



James Mitarotonda
-----------------

Mr. Mitarotonda, age 47, is President, Chief Executive Officer and a director of musicmaker.com, Inc. Mr. Mitarotonda is also Chairman of the Board, President and Chief Executive Officer of LNA Capital Corp., the general partner of Barington Capital Group, L.P., an investment firm founded in November 1991. In May 1988, Mr. Mitarotonda co-founded Commonwealth Associates, an investment banking, brokerage and securities trading firm. Mr. Mitarotonda served as Chairman of the Board and Co-Chief Executive Officer of JMJ Management Company Inc., the general partner of Commonwealth, and in such capacities was responsible for corporate finance, and establishing the framework for the day-to-day operation of the firm. From December 1984 to May 1988, Mr. Mitarotonda was employed by D.H. Blair & Co., Inc., an investment bank, brokerage and securities trading firm.

From July 1981 to November 1984, Mr. Mitarotonda was employed by Citibank, N.A. in an executive capacity having management responsibility for two of Citibank's business banking branches. In September 1984, he became Regional Director of Citibank's Home Equity Financing and Credit Services. From February 1979 to July 1981, Mr. Mitarotonda was employed at Bloomingdale's where he began his career as a management trainee and held positions of assistant department manager and branch department manager.

Mr. Mitarotonda graduated from the New York University Graduate School of Business Administration with a Master of Business Administration degree and from Queens College with a Bachelor of Arts degree with honors in Economics.

                                                                       Exhibit C



Joseph R. Wright Jr.
--------------------

Joseph R. Wright, Jr., age 63, is President and Chief Executive Officer of PanAmSat Corp., a public company that provides global video and data broadcasting services via satellite. Mr. Wright is Vice Chairman of Terremark Worldwide Inc. ("Terramark"), a public company that develops and operates Network Access Point (NAP) telecommunications data centers in the U.S. and internationally. Mr. Wright was previously Chairman and Chief Executive Officer of AmTec, Inc., which was merged into Terremark. In the late 1990's, Mr. Wright was Chairman and Director of GRC International, Inc., a public company providing advanced IT, Internet, and software systems technologies to government and commercial customers which was sold to AT&T. From 1989 to 1994, Mr. Wright served in various executive capacities for W.R. Grace & Co., including Executive Vice President and Vice Chairman of W.R.
Grace & Co., President of Grace Energy Corporation and Chairman of Grace Environmental Inc.

From 1982 to 1989, Mr. Wright held the position of Director and Deputy Director of the Office of Management and Budget, The White House, and was a member of President Reagan's Cabinet. Prior to 1982, Mr. Wright served as Deputy Secretary, United States Department of Commerce, President of Citicorp Retail Services and Retail Consumer Services. He held posts in the Department of Agriculture, the United States Census Bureau and the Department of Commerce, and was Vice President of Booz, Allen & Hamilton, a management consulting firm.

Mr. Wright is Vice Chairman of Barington Capital Group, L.P. and Chairman of Barington Companies Equity Partners' advisory board. Mr. Wright also currently serves on the Board of Directors of Titan Corporation, PanAmSat, Baker & Taylor, Verso Technologies Inc., Jefferson Consulting Group, RealMed, and the AT&T Washington Advisory Board. Mr. Wright is a former director of Travelers Group, Inc. and Harcourt, Brace and Javonovich, Inc. Mr. Wright graduated from Yale University with a Master's Degree in Industrial
Administration and from Colorado School of Mines with a Professional Engineering Degree.

                                                                       Exhibit D


                                   PROPOSAL C

  AMENDMENT TO THE COMPANY'S RESTATED BYLAWS TO REQUIRE DIRECTORSHIPS TO BE
                         FILLED ONLY BY THE STOCKHOLDERS


      musicmaker.com, Inc. believes that Section 3.4 of the Company's Restated Bylaws should be amended to provide that vacancies on the board of directors and newly created directorships resulting from an increase in the authorized number of directors may not be filled by the board of directors but may only be filled by stockholders.

      musicmaker.com, Inc. believes that stockholders should have the opportunity to select each member of the Board of Directors, whether such director is being elected at a stockholders' meeting or is to fill an existing vacancy or a vacancy created from an increase in the authorized number of directors. Accordingly, musicmaker.com, Inc. now proposes to amend the Company's Restated Bylaws to provide that existing vacancies on the board of directors and newly created directorships resulting from and increase in the authorized number of directors may not be filled by the board of directors but may only be filled by stockholders.

                                                                         Annex A

                             Consent for Nomination

      I, Seymour Holtzman, hereby consent to my nomination as a director of Liquid Audio, Inc. and agree to serve as a director of Liquid Audio, Inc., if elected.



                                                /s/ Seymour Holtzman
                                                --------------------------
                                                Seymour Holtzman

                             Consent for Nomination

      I, James Mitarotonda, hereby consent to my nomination as a director of Liquid Audio, Inc. and agree to serve as a director of Liquid Audio, Inc., if elected.



                                                /s/ James Mitarotonda
                                                ---------------------------
                                                James Mitarotonda

                             Consent for Nomination

      I, Joseph R. Wright Jr., hereby consent to my nomination as a director of Liquid Audio, Inc. and agree to serve as a director of Liquid Audio, Inc., if elected.



                                                /s/ Joseph R. Wright Jr.
                                                ------------------------------
                                                Joseph R. Wright Jr.









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